UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2015

LINDBLAD EXPEDITIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35898	27-4749725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Morton Street, 9th Floor, New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 261-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On December 31, 2015, Lindblad Expeditions Holdings, Inc. (the “Company”) issued a press release announcing the entry into a Memorandum of Agreement (the “Agreement”) to purchase a ship known as the Via Australis, as described below. The Company is furnishing a copy of such press release as Exhibit 99.1 hereto, which is incorporated by reference herein.

Item 8.01 Other Events.

On December 29, 2015, a subsidiary of the Company entered into the Agreement to purchase a ship known as the Via Australis for a purchase price of $18.0 million. The Company will pay a deposit of $1.8 million on January 4, 2016 and the balance of the purchase price is due when the ship is delivered, which is expected to occur in the second quarter of 2016. The risk of loss or damage to the ship remains with the seller until the ship is delivered to and accepted by the Company. The Agreement contains customary representations, warranties, covenants and conditions.

Item 9.01(d). Financial Statements and Exhibits.

Exhibit 99.1	Press Release of Lindblad Expeditions Holdings, Inc.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDBLAD EXPEDITIONS HOLDINGS, INC. (registrant)

December 31, 2015	By:	/s/ John McClain
John McClain, Chief Financial Officer

3